Exhibit 31.2

Certification of Chief Financial Officer pursuant to Rule 13a-14(a) or 15d-14(a) of the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Max Elghandour, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of Richland Resources Corp.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:  June 6, 2012

By:	/s/ Max Elghandour
Max Elghandour
Chief Financial Officer